Exhibit 99.1


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CONTACT:
The Management Network Group, Inc.      or      Brainerd Communicators
Janet Hall                                      Olga Shmuklyer (Media)
Janet.Hall@tmng.com                             shmuklyer@braincomm.com
-------------------                             -----------------------
800.876.5329                                    Corey Kinger (Investors)
                                                kinger@braincomm.com
                                                --------------------
                                                212.986.6667


              TMNG GLOBAL ACQUIRES U.K. CONSULTING, TECHNOLOGY FIRM
                               CARTESIAN LIMITED

   Acquisition Creates Comprehensive Solution Set for Telecom, Cable Operators


Overland Park, KS - December 28, 2006 - TMNG Global (Nasdaq: TMNG), a leading provider of management consulting services to the global communications, media and entertainment industries, today announced that it has signed a definitive agreement to acquire the outstanding stock of Cartesian Limited ("Cartesian"), a United Kingdom-based software engineering and consulting firm specializing in the interrelated sectors of telecom, technology and digital media. The transaction is expected to be closed in early January 2007. The total expected purchase price is approximately $4.9 million, plus approximately $2.4 million for excess working capital, making the total value of the transaction at closing approximately $7.3 million. Transaction terms call for additional consideration of up to approximately $7.8 million should Cartesian meet certain revenue and earnings objectives during the first four years following the closing of the transaction. The consideration is payable in British pounds. The current shareholders of Cartesian will continue to be employed by Cartesian following the closing date.

Cartesian's software product suite, Ascertain, is comprised of a comprehensive and integrated suite of revenue assurance, mediation, service activation and data management software tools supporting the converging media, telecommunications and entertainment

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markets. In addition, its consultancy brings a proven solution to the Tier 1 TME sector, with a distinct emphasis on systems, information technology and programming.

Cartesian has a high quality customer base, concentrated in the United Kingdom and western Europe, including Tier 1 wireless, wireline and cable operators. Cartesian recognized revenue of $12.5 million for the twelve months ended November 30, 2006.

"This acquisition extends TMNG Global's consulting expertise for the telecom, media and entertainment communities and adds a sustainable new element to our business model," said Rich Nespola, Chairman and CEO of TMNG Global. "Cartesian brings a strong technology focus with its consulting operations, complementing our strength in business processes with true converged network expertise. Further, by adding the proprietary Ascertain software to our toolkit, TMNG can now take its clients from solutions to implementation. Cartesian's well-respected products, services, technical expertise, and commitment to customer needs during the past 10 years will help TMNG expand its sales channel in both North America and Europe, and we look forward to welcoming the executive management, technical and delivery teams to TMNG Global."

"By joining TMNG, we can offer our clients an expanded, compelling offering that is strengthened by TMNG's best-in-class consulting capabilities. In addition, we will be able to leverage TMNG's extensive relationships in the media, telecom and entertainment marketplace to bring our solutions to a new set of companies," said Dr. Janos Sivo, Managing Director and co-founder of Cartesian. "We are looking forward to becoming part of a company with TMNG's reputation and caliber."

About TMNG Global
The Management Network Group, Inc. (Nasdaq: TMNG) is a leading provider of professional services to the converging communications industry and the financial services firms that support it. With more than 400 consultants worldwide, TMNG Global's clients include communications service providers, entertainment, media and technology companies, and financial services firms. Founded in 1990, TMNG Global has provided strategic and management consulting, as well as managed services, to more than 1000 clients worldwide, including all the Fortune 500 telecommunications

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companies.  The company is headquartered in Overland Park, Kansas,  with offices in Berlin, Boston, Chicago, London, New York, Denver, Dallas, Shanghai and Washington, D.C. TMNG Global can be reached at 1.888.480.TMNG (8664) or online at http://www.tmng.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future business, revenues or profitability are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company's services and products offered by TMNG and Cartesian, the outcome, timing and impact of a review of TMNG's historical practices regarding stock option programs and related accounting, which TMNG previously announced on November 13, 2006, the conclusions resulting from that review, and technological advances and competitive factors in the markets in which the Company competes. These risks and uncertainties are described in detail from time to time in TMNG's filings with the Securities and Exchange Commission.

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